Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated November 8, 2024, which includes an explanatory paragraph relating to Nuburu, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Nuburu, Inc., which is incorporated by reference in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

January 7, 2025